                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. ___)

Filed by the Registrant     [X]
Filed by a Party other than the Registrant       [ ]
Check the appropriate box:
[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant toss.240.14a-12

                            INTEGRA BANK CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)  Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------

     2)  Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------

     4)  Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------

     5)  Total fee paid:

         -----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

         -----------------------------------------------------------------------

     2)  Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------------

     3)  Filing Party:

         -----------------------------------------------------------------------

     4)  Date Filed:

         -----------------------------------------------------------------------

                            INTEGRA BANK CORPORATION
                              21 S. E. THIRD STREET
                            EVANSVILLE, INDIANA 47708


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD APRIL 16, 2003


TO THE SHAREHOLDERS OF INTEGRA BANK CORPORATION:

You are cordially invited to attend the Annual Meeting of the Shareholders of Integra Bank Corporation to be held in Ballroom B, C, D of the Evansville Auditorium and Convention Centre, "The Centre," 715 Locust Street, Evansville, Indiana, on Wednesday, April 16, 2003, at 9:30 a.m., CDT, for the purpose of considering and voting upon the following matters:

     1. To elect four directors in Class II, each to serve a term expiring at the 2006 Annual Meeting of Shareholders.

     2. To consider and act upon a proposal to adopt the Integra Bank Corporation 2003 Stock Option and Incentive Plan.

     3. To approve or disapprove the appointment of PricewaterhouseCoopers, LLP as the Corporation's auditors for 2003.

     4. To transact such other business that may properly be brought before the meeting.

Shareholders of record at the close of business on February 21, 2003 are entitled to notice of and to vote at the meeting.



                                           By Order of the Board of Directors,


                                           /s/ D. MICHAEL KRAMER
                                           -------------------------------------
                                           D. MICHAEL KRAMER, Secretary



March 20, 2003


                                    IMPORTANT


ALL SHAREHOLDERS WHO FIND IT CONVENIENT TO DO SO ARE INVITED TO ATTEND THE MEETING IN PERSON. IF YOU PLAN TO ATTEND, PLEASE CHECK THE BOX PROVIDED ON THE PROXY CARD. WHETHER OR NOT YOU PLAN TO ATTEND, WE URGE YOU TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD. IF YOU HOLD SHARES OF INTEGRA BANK CORPORATION COMMON STOCK DIRECTLY IN YOUR NAME, YOU MAY ALSO VOTE OVER THE INTERNET. IF INTERNET VOTING IS AVAILABLE TO YOU, VOTING INSTRUCTIONS ARE PRINTED ON THE PROXY CARD SENT TO YOU.

                            INTEGRA BANK CORPORATION
                               EVANSVILLE, INDIANA


                                 PROXY STATEMENT

                               GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Integra Bank Corporation (the "Corporation") of proxies to be voted at the Annual Meeting of Shareholders to be held on Wednesday, April 16, 2003 in accordance with the foregoing notice.

The solicitation of proxies on the enclosed form is made on behalf of the Board of Directors of the Corporation. All costs associated with the solicitation will be borne by the Corporation. Employees of the Corporation or its subsidiaries, without additional compensation, may solicit proxies, either personally, by letter or by telephone. In addition, the Corporation has retained Georgeson Shareholder to assist with the solicitation of proxies for a fee not to exceed $11,500, plus reimbursement for out-of-pocket expenses. The Proxy materials are first being mailed to shareholders on or about March 20, 2003.

Any shareholder executing a proxy has the right to revoke it by the execution of a subsequently dated proxy, by written notice delivered to the Secretary of the Corporation prior to the exercise of the proxy or by voting in person at the meeting. The shares will be voted in accordance with the direction of the shareholder as specified on the proxy. In the absence of instructions, the proxy will be voted "FOR" the election of the four nominees listed in this Proxy Statement, "FOR" the adoption of the 2003 Stock Option and Incentive Plan and "FOR" the appointment of auditors.


                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

Only shareholders of record at the close of business on February 21, 2003 will be eligible to vote at the Annual Meeting or any adjournment thereof. As of February 21, 2003, the Corporation had 17,291,368 shares of common stock outstanding. On all matters including the election of directors, each shareholder will have one vote for each share held.

A quorum will be present if the holders of a majority of the outstanding shares of common stock are present at the meeting, in person, or by proxy. Directors will be elected by a plurality of the votes cast by the shares entitled to vote at the meeting. Approval of Proposal 2 (the Integra Bank Corporation 2003 Stock Option and Incentive Plan) and Proposal 3 (the appointment of auditors) each require that the number of votes in favor of the proposal be greater than the number opposing it.

A proxy may indicate that all or a portion of the shares represented by such proxy are not being voted with respect to a specific proposal. This could occur, for example, when a broker is not permitted to vote shares held in street name on certain proposals in the absence of instructions from the beneficial owner. Shares that are not voted with respect to a specific proposal will be considered as not present and entitled to vote on such proposal, even though such shares will be considered present for purposes of determining a quorum and voting on other proposals. Abstentions on a specific proposal will be considered as present, but not as voting in favor of such proposal. The non-voting of shares or abstentions will not affect the outcome of any of the matters scheduled to be considered at the meeting because none of those matters require the affirmative vote of a specified number of shares.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL OWNERS

The following table sets forth as of February 1, 2003, the number of shares of common stock of the Corporation beneficially owned by the directors and nominees, the Named Executive Officers listed in "Compensation of Executive Officers", and all directors and executive officers as a group. There is no person or group of persons known to management who beneficially owned more than 5% of the outstanding common stock of the Corporation.


      ------------------------------------------------------------------------------------------
      Name of Beneficial Owner                 Amount and Nature of                   Percent of
                                              Beneficial Ownership (1)                   Class
      ------------------------------------------------------------------------------------------
      Sandra Clark Berry                             528,010 (2)                           3.0%
      Archie M. Brown                                 33,452 (3)                           *
      H. Ray Hoops                                     5,135                               *
      D. Michael Kramer                               33,098 (4)                           *
      George D. Martin                               206,373 (5)                           1.2%
      Thomas W. Miller                               116,873 (6)                           *
      Ronald G. Reherman                              11,242 (7)                           *
      Richard M. Stivers                               3,250 (8)                           *
      Robert W. Swan                                   1,619 (9)                           *
      Robert D. Vance                                779,369 (10)                          4.4%
      Michael T. Vea                                 169,937 (11)                          *
      William E. Vieth                                50,583 (12)                          *
      Daniel T. Wolfe                                 47,444                               *
      Martin M. Zorn                                  24,994 (13)                          *

      All directors and executive officers
      as a group (15 persons)                      2,012,778 (14)                        11.5%

--------------------------------------------------------------------------

      *   Represents less than one percent.

     (1) The nature of beneficial ownership, unless otherwise noted, represents sole voting and investment power.

     (2) Includes 65,826 shares with sole voting and investment power; and 462,184 shares with shared voting and investment power as attorney-in-fact for mother.

     (3) Includes 8,513 shares with sole voting and investment power; 1,606 shares acquired under the 401(k) Plan as of December 31, 2002; and 23,333 shares that Mr. Brown has rights to acquire under stock options currently exercisable or exercisable within 60 days.

     (4) Includes 550 shares with sole voting and investment power; 1,714 shares acquired under the 401(k) Plan as of December 31, 2002; and 30,834 shares that Mr. Kramer has rights to acquire under stock options currently exercisable or exercisable within 60 days.

     (5) Includes 189,273 shares with sole voting and investment power; 15,000 shares with sole voting and investment power by spouse; and 2,100 shares indirectly owned through Dawson-Martin Partnership of which Mr. Martin is a partner.

     (6) Includes 113,537 shares with sole voting and investment power; and 3,336 shares with sole voting and investment power by children.

     (7) Includes 3,904 shares with sole voting and investment power; and 7,338 shares with shared voting and investment power with spouse.

     (8)  Represents shared voting and investment power with spouse.

     (9) Includes 19 shares with sole voting and investment power; and 1,600 shares with shared voting and investment power with spouse.

     (10) Includes 747,410 shares with sole voting and investment power; 22,509 shares with sole voting and investment power by spouse; and 9,450 shares that Mr. Vance has rights to acquire under stock options currently exercisable.

     (11) Includes 9,187 shares with sole voting and investment power; 500 shares with shared voting and investment power with spouse; and 160,250 shares that Mr. Vea has rights to acquire under stock options currently exercisable or exercisable within 60 days.

     (12) Includes 105 shares with sole voting and investment power and 6,334 shares that Mr. Vieth has rights to acquire under stock options currently exercisable. Also includes 44,144 shares with sole voting and investment power by spouse as trustee. Mr. Vieth disclaims beneficial ownership of such shares.

     (13) Includes 8,000 shares with sole voting and investment power; 327 shares acquired under the 401(k) Plan as of December 31, 2002; and 16,667 shares that Mr. Zorn has rights to acquire under stock options currently exercisable or exercisable within 60 days.

     (14) Includes 246,868 shares that may be acquired under stock options currently exercisable or exercisable within 60 days of February 1, 2003.



                              ELECTION OF DIRECTORS
NOMINEES

The Board of Directors of the Corporation currently consists of eleven members. The same persons that serve as directors of the Corporation also serve as the directors of the Corporation's principal subsidiary, Integra Bank N.A. (the "Bank"). Directors who reach retirement age during their term in office are to retire from the board at the end of the month in which he or she reaches the age of 70. Mr. Donald G. Harris retired effective December 31, 2002. Four directors are to be elected at the meeting. The following information is provided with respect to each nominee for director and each present continuing director whose term of office extends beyond the meeting. The Board of Directors has no reason to believe that any of the nominees will be unable to serve if elected. If any nominee is unable to serve, the shares represented by proxy will be voted for the election of such other person as the Board may recommend.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING NOMINEES:

                                                                                                              DIRECTOR OF
                           NAME AND PRINCIPAL OCCUPATION                                                      CORPORATION
                                 (PAST FIVE YEARS)                                      AGE                      SINCE
-------------------------------------------------------------------------------------------------------------------------------
                                                   CLASS II

The following are the nominees whose terms shall expire at the Annual Meeting of Shareholders in 2006.


Sandra Clark Berry                                                                      42                        2002
   Private Investor  (April 2001 to Present);
   Registered Nurse, Trover Foundation (April 2001 to Present);
   Executive Vice President, West Kentucky Bank; Director and Secretary
   Webster Bancorp (January 1999 - January 2001); and
   Cashier, West Kentucky Bank; Secretary, Webster Bancorp
   (January 1997 - December 1998)


Thomas W. Miller                                                                        54                        2002
   President and Attorney, Miller Griffin & Marks, PSC (Law Firm)
   (1974 to Present)


Richard M. Stivers                                                                      53                        2002
   Senior Vice President and Chief Financial Officer,
   Deaconess Health System, Inc.  (Health Care Organization) (1988 to Present)


Michael T. Vea                                                                          44                        1999
   Chairman of the Board, President, and Chief Executive Officer of the
   Corporation (January 2000 to Present);
   Chairman of the Board and Chief Executive Officer of the Corporation
   (August 1999 to January 2000); and
   President and Chief Executive Officer, Bank One, Cincinnati, OH
   (1995-1999)

                                                                                                              DIRECTOR OF
                           NAME AND PRINCIPAL OCCUPATION                                                      CORPORATION
                                 (PAST FIVE YEARS)                                      AGE                      SINCE
-------------------------------------------------------------------------------------------------------------------------------
                                                   CLASS III
(Continuing Directors with Terms to Expire in 2004)


Dr. H. Ray Hoops                                                                        63                        1996
   President, University of Southern Indiana (1994 to Present)

Ronald G. Reherman                                                                      67                        1985
   Retired; Chairman of the Board, President and Chief Executive Officer,
   SIGCORP, Inc. (Gas and Electric Public Utility Holding Company)
   (1996 to March 2000); Chairman of the Board, Southern Indiana Gas
   and Electric Company (SIGECO) (Public Utility) (1997 to March 2000); and
   President and Chief Executive Officer, SIGECO (1990 to September 1997)

Robert W. Swan                                                                          55                        2001
   Senior Partner, Kemper CPA Group LLP (Public Accounting Firm)
   (1984 to Present)

Robert D. Vance                                                                         62                        1998
   Retired; Interim Chairman of the Board and Interim Chief Executive Officer
   of theCorporation  (February 1999 to September 1999);
   Senior Vice President, National City Bancshares, Inc.
   (August 1998 to February 1999); and
   Chairman and Chief Executive Officer, Community First Financial, Inc.
   (Bank Holding Company) (1987 to August 1998)




                                                   CLASS I
(Continuing Directors with Terms to Expire in 2005)

George D. Martin                                                                        55                        1998
     Member, R.R. Dawson Bridge Co., LLC (Bridge Construction)
     (1970 to Present); President, R.R. Dawson Realty, Inc. (1973 to Present);
     and Member, Dabney Group, LLC (1995 to 2001)

William E. Vieth                                                                        61                        2001
     Chairman of the Board of Integra Bank N.A.
     (2000 to 2001); Various capacities at Citizens National Bank including President, CNB Bancshares, Inc.; Chairman, Citizens
     National Bank; and President and CEO, Citizens National Bank
     (1965 - 1996)

Daniel T. Wolfe                                                                         44                        2002
     Vice President, Chief Operating Officer and General Manager of
     Wolfe's Terre Haute Auto Auction (Automobile Auction) (1980 to
     Present); Vice President, Wolfe's Evansville Auto Auction Inc.
     (1987 to Present); and President, El Lobo Inc. (Automobile Dealership)
     (1984 to Present)


                      COMMITTEES OF THE BOARD OF DIRECTORS



During 2002, the Board of Directors met thirteen times. Each of the incumbent directors attended at least 75% of the aggregate number of meetings of the Board and Committees on which the director served. The Board of Directors of the Corporation has five standing committees - Audit, Compensation, ALCO and Finance, Credit and Risk Management, and Executive. These are joint committees with the Board of Directors of the Bank.

The principal functions of the Audit Committee are to assist the Boards of Directors in fulfilling their oversight responsibilities by reviewing the financial information which will be provided to shareholders and others, selecting and evaluating and, where appropriate, replacing the outside auditor, monitoring the system of internal controls which management has established and assisting in various other legal and regulatory requirements. The Audit Committee also performs duties required to be performed by a fiduciary audit committee of the Bank. The report of the Audit Committee appears on page 11 of this Proxy Statement. The Audit Committee is currently composed of Robert W. Swan, Chair; Ronald G. Reherman and Daniel T. Wolfe. During 2002, the Audit Committee met fifteen times.

The principal functions of the Compensation Committee are to establish the compensation of the Corporation's chief executive officer and other executive officers, recommend to the full Board the amount of the contribution to be made to the Corporation's 401(k) plans and administer the Corporation's 1999 Stock Option and Incentive Plan. The report of the Compensation Committee appears on page 10 of this Proxy Statement. The Compensation Committee is currently composed of Dr. H. Ray Hoops, Chair; Thomas W. Miller and Richard M. Stivers. During 2002, the Compensation Committee met nine times.

The principal functions of the ALCO and Finance Committee are to assist the Boards of Directors in exercising their oversight responsibilities with regard to the management of the assets and liabilities of the Corporation and the Bank, capital planning, dividend planning and budgeting and forecasting. The ALCO and Finance Committee is currently composed of Robert D. Vance, Chair; Richard M. Stivers and William E. Vieth. During 2002, the ALCO and Finance Committee met ten times.

The principal functions of the Credit and Risk Management Committee are to assist the Boards of Directors in exercising their oversight responsibilities for the Bank's loan portfolio and reviewing and approving policies with regard to loans and risk management. The Credit and Risk Management Committee is currently composed of Mr. George D. Martin, Chair; Sandra Clark Berry, Thomas W. Miller, William E. Vieth and Daniel T. Wolfe. During 2002, the Credit and Risk Management Committee met nine times.

The Executive Committee is empowered to exercise all functions of the Board of Directors that can be delegated to a committee between meetings of the full Board. In 2002, the Executive Committee was empowered to also perform the duties normally associated with a nominating committee. The Executive Committee is currently composed of Mr. Michael T. Vea, Chair; Dr. H. Ray Hoops, George D. Martin, Robert W. Swan, and Robert D. Vance. During 2002, the Executive Committee met four times. Shareholders who wish to nominate persons for election as directors must comply with the advance notice and eligibility requirements contained in Article III, Section 9 of the Corporation's Bylaws, a copy of which is available on request. Such request and any nominations should be addressed to the Secretary, Integra Bank Corporation, 21 S. E. Third Street, P. O. Box 868, Evansville, Indiana, 47705-0868.

Directors who are not employees of the Corporation, its subsidiaries or Committee Chairmen receive an annual retainer of $8,000. Committee Chairmen receive an annual retainer of $9,000. Directors also receive $750 for each Board of Directors' meeting attended and $500 for each committee meeting attended. Directors and Committee Chairmen who are corporate or subsidiary employees receive no separate compensation for Board service.

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth the compensation for the Corporation's chief executive officer and the three executive officers as of December 31, 2002 whose total salary and bonus for 2002 exceeded $100,000 (the "Named Executive Officers") for each of the last three fiscal years.

SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM
                                                                                      COMPENSATION
                                                   ANNUAL COMPENSATION                   AWARDS
                                                   -------------------                ------------
                                                                                                  SECURITIES
                                                                                                  UNDERLYING
                                                                               RESTRICTED          OPTIONS         ALL OTHER
NAME AND PRINCIPAL POSITION             YEAR        SALARY        BONUS (1)   STOCK AWARD(2)      # SHARES       COMPENSATION
---------------------------             ----        ------        ---------   -------------       ---------      ------------


Michael T. Vea                          2002       $373,615              0              0            30,000       $ 16,862(3)
   Chairman of the Board,               2001        375,000              0              0            50,000         15,300
   President, and Chief Executive       2000        350,000              0              0            35,000         80,800
   Officer

Archie M. Brown                         2002       $215,950       $ 82,250              0            15,000       $ 40,012(4)
   Executive Vice-President             2001        157,374              0       $182,000            30,000         49,306
                                        2000              0              0              0                 0              0

D. Michael Kramer                       2002       $213,675       $ 56,250              0            15,000       $ 16,862(5)
   Executive Vice-President,            2001        215,000              0              0            20,000         32,240
   Secretary                            2000        188,750              0              0            10,000          3,969

Martin M. Zorn                          2002       $208,675       $ 67,500              0            15,000       $  8,000(6)
   Executive Vice-President             2001        153,747              0       $179,000            20,000         87,568
                                        2000              0              0              0                 0              0

(1)  These amounts represent bonuses paid in 2003 for 2002 performance.

(2) As a portion of their employment offer, 8,000 shares of restricted stock were awarded to Mr. Brown and Mr. Zorn. The aggregate number of shares of restricted stock held as of December 31, 2002, and the value thereof as of such date, were as follows: Brown: 8,000 shares ($142,560); Zorn: 8,000 shares ($142,560). Restricted stock awards granted in 2001 vest in equal thirds on each anniversary of the date of issue or upon termination due to death, disability, retirement after age 60, or a "change in control" of the Corporation.

(3) Amount includes 401(k) match contribution of $8,000; and cash balance plan termination distribution of $8,862.

(4) Amount includes $32,012 of relocation expenses; and 401(k) match contribution of $8,000.

(5) Amount includes 401(k) match contribution of $8,000; and cash balance plan termination distribution of $8,862.

(6)  Amount represents 401(k) match contribution of $8,000.

2002 STOCK OPTION GRANT TABLE

The following table sets forth the stock options granted to the Named Executive Officers during 2002.


                                          INDIVIDUAL GRANTS
------------------------------------------------------------------------------------------------



                                     NUMBER OF       % OF TOTAL
                                    SECURITIES        OPTIONS
                                    UNDERLYING       GRANTED TO       EXERCISE
                                      OPTIONS        EMPLOYEES          PRICE          EXPIRATION           GRANT DATE
          NAME                     GRANTED (1)         IN 2002      ($ PER SHARE)         DATE             VALUE ($)(2)
          ----                     ------------      ---------      -------------      ---------           ------------

  Michael T. Vea                      30,000           13.47%          19.69            03/20/12              143,154
  Archie M. Brown                     15,000            6.74%          19.69            03/20/12               71,577
  D. Michael Kramer                   15,000            6.74%          19.69            03/20/12               71,577
  Martin M. Zorn                      15,000            6.74%          19.69            03/20/12               71,577


(1) The options vest in three equal installments on the first, second and third anniversaries of the grant date.

(2) These values were established using the Black Scholes stock option valuation model, modified to include dividends. Assumptions used to calculate the Grant Date Value for options granted during 2002 were as follows:

     (a) Expected Volatility - the variance in the percent change in stock price during the 90-day period immediately preceding each grant, which was 34.03%.

     (b) Risk Free Rate - the average monthly rate for 10-year U.S.Treasury zero-coupon obligations during the month of grant, which was 5.89%.

     (c) Dividend Yield - the yield calculated by dividing the annualized dividend rate of the Corporation's common stock in the amount of $0.94 per share by the fair market value of the stock on the date of grant, which resulted in an assumed dividend yield of 4.77%.

     (d) Time of Exercise - the maximum exercise period for each grant at the time of the grant, which was 10 years.

2002 STOCK OPTION EXERCISES AND YEAR-END VALUE TABLE

The following table sets forth the number and value of all unexercised stock options held by the Named Executive Officers at year-end.


                                                                                                              Value ($) of
                                                                                      Number (#) of           Unexercised
                                                                                       Unexercised           "in-the-money"
                                                                                        Options -              Options -
                                                                                         12/31/02             12/31/02 (1)
                                                                                         --------             ------------
                                 Shares Acquired                Value                  Exercisable/           Exercisable/
            Name                   on Exercise               Realized ($)             Unexercisable          Unexercisable
            ----                   -----------               ------------             -------------          -------------

  Michael T. Vea                     0                            0                      150,250/                  0 /
                                                                                          75,000                   0

  Archie M. Brown                    0                            0                       10,000/                  0 /
                                                                                          35,000                   0

  D. Michael Kramer                  0                            0                       25,834/                  0 /
                                                                                          31,666                   0

  Martin M. Zorn                     0                            0                        6,667/                  0 /
                                                                                          28,333                   0



     (1) Value is calculated based on the closing market price of the common stock on December 31, 2002 ($17.82), less the applicable option exercise price.

COMPENSATION PLANS

MR. VEA'S CONTRACT OF EMPLOYMENT

Michael T. Vea is serving as chief executive officer of the Corporation pursuant to a Contract of Employment dated August 23, 1999. The contract currently has a term ending December 31, 2005. The term is automatically extended each year for an additional year unless either party elects to not further extend the term by providing written notice by March 15. The contract provides for a minimum annual base salary, which is subject to annual review by the Compensation Committee. The base salary may be increased (but not decreased) based upon performance criteria. In February 2002, the Compensation Committee approved a base salary increase to $385,000 for Mr. Vea effective April 1, 2002.

The contract provides for a lump-sum severance payment if Mr. Vea's employment is terminated under certain circumstances by the Corporation or by Mr. Vea. The amount of the payment would be equal to the unpaid base salary for the remaining term of the contract (but not less than one year) unless Mr. Vea terminates his employment for "good reason" which would include a change in control of the Corporation, in which case the severance payment would be based upon his base salary for a three-year period, plus an amount equal to the larger of the performance bonus paid in the preceding year or the average of the performance bonuses paid in the preceding three years. Mr. Vea is required to pay any excise taxes with respect to any compensation paid to him that would represent an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), unless the Board has previously approved the change in control or Mr. Vea has terminated his employment for certain of the criteria that constitute good reason after a change in control of the Corporation has occurred.

TERMINATION BENEFITS AGREEMENTS

The Corporation is a party to a Termination Benefits Agreement with the following executive officers: Archie M. Brown, Charles A Caswell (hired as chief financial officer in October 2002), D. Michael Kramer and Martin M. Zorn (the "Covered Officers"). The purpose of the agreements is to encourage them to remain with the Corporation by assuring them of certain benefits in the event of a change in control of the Corporation.

The Termination Benefits Agreements provide for payments to the Covered Officers upon the occurrence of certain events. Each Termination Benefits Agreement has a term of three years and is automatically extended annually for an additional one-year period unless notice is given by the Corporation or the Covered Officer. The Termination Benefits Agreements are designed to protect the Covered Officer against termination of his employment following a change in control of the Corporation. For purposes of the Termination Benefits Agreement, a change in control is broadly defined to include, among other things, the acquisition by a person or group of persons of 25% or more of the combined voting power of the stock of the Corporation, the replacement of a majority of the current Board of Directors, or the approval by the shareholders of the Corporation of a merger, consolidation or reorganization of the Corporation unless more than 60% of the outstanding shares of the Corporation resulting from such transaction are owned by persons who were shareholders of the Corporation prior to such transaction.

Following a change in control, the Covered Officer is entitled to the benefits provided by the Termination Benefits Agreement if, after a change in control, he terminates his employment with the Corporation in response to certain actions by the Corporation which include, among other things, a substantial reduction in his duties or responsibilities, a reduction in the level of salary payable to him, the failure by the Corporation to continue to provide him with benefits substantially similar to those previously provided to him, the required relocation of the Covered Officer, or the breach by the Corporation of any of the provisions of the Termination Benefits Agreement.

Upon termination of employment, a Covered Officer who is entitled to the benefits payable under the Termination Benefits Agreement shall receive within 30 days following the termination all earned but unpaid salary, bonus, and incentive payouts through the date of his termination. In addition, he shall be entitled to a lump-sum payment of an amount equal to 2.9 times the Covered Officer's average annual compensation paid by the Corporation for the past five years, reduced by the amount of any "excess parachute payment" within the meaning of Section 280G of the Code.

401(K) PLAN

The Corporation maintains the Integra Bank Corporation Employees 401(k) Plan (the "401(k) Plan") for substantially all full-time and part-time employees. Employees may voluntarily contribute to the plan. The Corporation matches employee contributions in an amount equal to 100% of the employee's contributions up to 3% of the employee's compensation plus 50% of the employee's contributions greater than 3% and up to 5% of the employee's compensation. The Corporation may also make an additional profit sharing contribution to the plan, subject to the discretion of the Board of Directors.

CASH BALANCE PLAN


The Corporation had a cash balance plan for its employees which it terminated effective December 31, 2001. Benefits, totaling approximately $2,900,000, were paid under the plan during 2002 after the Corporation received a favorable determination letter from the Internal Revenue Service regarding the qualified status of the plan, as terminated. The amounts paid to Messrs. Vea and Kramer are shown in the Summary Compensation Table.


REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE PHILOSOPHY

The Compensation Committee of the Board of Directors currently comprises the outside directors named below. The Committee believes that the Corporation's compensation policies should meet the following objectives:

     - support a pay-for-performance policy that rewards executive officers for coordinated and sustained results toward enhancing the Corporation's performance and maximizing the value of the Corporation to its shareholders; and

     - provide incentive compensation opportunities which are competitive with those of comparable institutions, allowing the Corporation to attract and retain the highly skilled management personnel necessary to insure its long-term success.

These objectives are implemented in an executive compensation program which includes competitive base salaries and fringe benefits, cash bonuses tied to performance and stock-based compensation.

BASE SALARIES

The Committee reviews and approves salaries for the executive officers in addition to Mr. Vea on an annual basis. The Committee considers the recommendations of and relies on information provided by an independent outside compensation consultant and the chief executive officer in determining the salaries of the executive officers other than the chief executive officer. In 2002, the Committee considered the recommendations of the compensation consultant in determining the salary of the chief executive officer. The Committee also considered information derived from reports of public companies in the banking industry and national surveys of compensation data. Ultimately, however, the salaries were based on a subjective analysis of each officer's performance during the prior year, as well as an evaluation of the individual executive's expected future performance. In approving salary decisions, the Committee exercises its discretion and judgment with no specific formula being applied to determine salary levels.

CASH INCENTIVE COMPENSATION

Under the 2002 Executive Officers Cash Incentive Plan (the "2002 Bonus Plan"), participating executives of the Corporation had an opportunity to earn cash bonuses based upon the achievement of specified performance criteria. The chief executive officer and three executive officers (the "Key Executives") participated in the 2002 Bonus Plan. The earnings per share targets in the 2002 Bonus Plan were not achieved. No bonuses were paid under the 2002 Plan; however, the Committee approved the payment of discretionary bonuses to Messrs. Brown, Kramer and Zorn in the amounts shown in the Summary Compensation Table in recognition of their performance which was an important component of the success of the core bank operations in a weak economy.

In the fourth quarter of 2002, the Committee began a comprehensive review of the Corporation's compensation policies for executive officers. The Committee engaged a different independent compensation consultant with expertise in financial institutions to review the Corporation's equity plan, annual incentive plan and overall compensation program. The compensation consultant is assisting the Committee in an analysis of the competitive position of the Corporation's executive compensation, current incentive plans and alternative frameworks, including performance measures that can be used as award criteria as well as to reflect strategic priorities of the Corporation. The Committee expects to complete this review in the second quarter of 2003. As a result, the Committee has not yet established the 2003 cash incentive program for the key executives.

STOCK-BASED COMPENSATION

The Committee believes that the grant of stock options motivates executives and other employees to create long-term growth in shareholder value. Pursuant to the Corporation's 1999 Stock Option and Incentive Plan, options are granted at the discretion of the Committee. The number of option shares covered by such grants is determined based upon assessment of the individual's performance. The Committee considers the recommendation of and relies on information provided by the compensation consultant and chief executive officer in determining the number of option shares to be granted to the other executive officers and employees. The Committee believes that the periodic grant of stock options provides an incentive that focuses the executives' attention on managing the business as owners of an equity stake in the Corporation. It further motivates executives to maximize long-term growth and profitability because value is created in the options only as the Corporation's stock price increases after the option is granted. The Committee is reviewing stock-based compensation as part of its overall review of compensation policies for executive officers. If the 2003 Stock Option and Incentive Plan is approved by shareholders at this meeting, the Committee will consider utilizing the additional forms of stock-based compensation, namely restricted shares, performance shares and performance units. Such additional forms of stock-based compensation may be appropriate methods of tying compensation opportunities more closely to performance measures. In addition, if the current accounting treatment for employee stock options is changed in the future, these additional forms of stock-based compensation may become relatively more attractive than they are under current accounting treatment.

During 2002, the Committee granted an award of options to purchase 30,000 shares of stock to Mr. Vea. The Committee also granted options to purchase an aggregate of 45,000 shares to the Named Executive Officers and options to purchase an aggregate of 147,700 shares to other employees during the year. All option awards were made with exercise prices equal to fair market value on the date of grant and vest equally in thirds over three years, beginning one year from the date of grant.

COMPENSATION OF CEO

Michael T. Vea serves as the Corporation's chief executive officer. Mr. Vea's current base salary of $385,000 was determined by the Committee through an assessment of several areas, including the annual financial results of the Corporation, a review of salaries paid to executive officers of similarly-sized banks, and an evaluation of his performance. Mr. Vea did not earn a cash bonus under the 2002 Bonus Plan because the Corporation did not achieve the targeted earnings per share for the year.

SECTION 162(m)

Section 162(m) of the Internal Revenue Code limits the deductibility of compensation paid to certain executives of public companies in excess of $1 million in any year unless the compensation qualifies as performance-based compensation. Historically, the compensation paid to the Corporation's executive officers would not have been affected by Section 162(m). None of the compensation paid to executive officers of the Corporation for 2002 is nondeductible. The Committee will consider the possible impact of Section 162(m) on future compensation decisions and will endeavor, where possible, to make compensation awards which qualify as performance-based compensation.

Submitted by the Compensation Committee:

Dr. H. Ray Hoops, Chair; Thomas W. Miller; and Richard M. Stivers.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee is involved in a relationship requiring disclosure as an interlocking executive officer/director or under Item 404 of Regulation S-K or as a former officer or employee of the Corporation.


REPORT OF THE AUDIT COMMITTEE

The Corporation's Audit Committee is comprised of the undersigned three directors. The Board of Directors and the Audit Committee believe that the Audit Committee's current composition satisfies the rules of the National Association of Securities Dealers Inc. that govern audit committee composition, including the requirement that audit committee members all be "independent directors" as that term is defined by Nasdaq rules.

The principal functions of the Audit Committee are to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to shareholders and others, selecting and evaluating and, where appropriate, replacing the independent accountants, monitoring the system of internal controls which management has established and assisting in various other legal and regulatory requirements. In doing so, it is the responsibility of the Audit Committee to provide an open avenue of communication among the Board of Directors, management and the independent accountants.

The Audit Committee has adopted a formal, written charter which was revised and approved by the full Board of Directors of the Corporation on December 18, 2002. The charter specifies the scope of the Audit Committee's responsibilities and how it should carry out those responsibilities. A copy of the Charter is attached as Exhibit A to this Proxy Statement.

The Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Corporation that might bear on the auditor's independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees", discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Corporation's internal controls and the internal audit function's organization, responsibilities, budget and staffing. The Committee reviewed both with the independent and internal auditors their plans, audit scope and identification of audit risks.

The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees", and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements. The Committee also discussed the results of the internal audit examinations.

The Committee reviewed the audited financial statements of the Corporation as of and for the year ended December 31, 2002, with management and the independent auditors. Management has the responsibility for the preparation of the Corporation's financial statements and the independent auditors have the responsibility for the examination of those statements.

Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Corporation's audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee:

Robert W. Swan, Chair; Ronald G. Reherman; and Daniel T. Wolfe.


PRINCIPAL ACCOUNTING FIRM FEES

The following table sets forth the aggregate fees billed to Integra Bank Corporation December 31, 2002 by the Corporation's principal accounting firm, PricewaterhouseCoopers LLP:

Audit Fees                                                          $361,961
Financial Information Systems Design and Implementation Fees               0
All Other Fees                                                       157,103 (a)
                                                                    --------
                                                                    $519,064

(a) Includes fees for tax services of $67,605 and information systems control reviews of $89,498.

COMPARATIVE STOCK PERFORMANCE

The following is a line graph comparing the cumulative total shareholder return over the years 1997 through 2002 among the Corporation (IBNK); the Nasdaq Stock Market, U.S. Companies only, (NASDAQ - Total US); and Nasdaq Bank Stocks (NASDAQ Bank Index). It assumes that $100 was invested December 31, 1997, and all dividends were reinvested. The shareholder return shown on the graph is not necessarily indicative of future performance.

                           [PERFORMANCE GRAPH OMITTED]

                                                                        PERIOD ENDING
INDEX                                         12/31/97    12/31/98     12/31/99    12/31/00    12/31/01    12/31/02
Integra Bank Corporation                        100.00       89.24        65.00       68.83       58.58       52.48
NASDAQ - Total US*                              100.00      140.99       261.48      157.42      124.89       86.33
NASDAQ Bank Index*                              100.00       99.36        95.51      108.95      117.97      120.61

*Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago 2003.

Used with permission. All rights reserved. crsp.com.

                          TRANSACTIONS WITH MANAGEMENT

Directors and officers of the Corporation and its subsidiaries and their affiliates have transactions with the Corporation's subsidiaries. These transactions consist of extensions of credit made by the subsidiaries in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. In the opinion of management, those transactions do not involve more than a normal risk of being collectible or present other unfavorable terms.

            SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Corporation's executive officers and directors, and persons who own more than 10% of a registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors, and greater than 10% shareholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such forms furnished to the Corporation, or written representations that no Forms 5 were required, the Corporation believes that during 2002 and through the mailing date of this Proxy Statement all Section 16(a) filing requirements applicable to its executive officers, directors, and greater than 10% beneficial owners were complied with except that an amended Form 3 was filed for Mr. Wolfe to correct the amount of common stock indirectly owned through his children.

                 PROPOSAL 2: ADOPTION OF THE CORPORATION'S 2003
                        STOCK OPTION AND INCENTIVE PLAN

As of December 31, 2002, the Corporation had only 139,101 shares of common stock available for issuance under the 1999 Stock Option and Incentive Plan. As a result, the Compensation Committee of the Board of Directors, together with an independent outside compensation consultant, began evaluating the Corporation's benefit and incentive structure in relation to the Corporation's goals and objectives and in comparison to other comparable holding companies in the region. The evaluation performed by the consultant revealed that other plans in the Corporation's Midwest bank peer group typically permitted additional types of awards to be granted other than stock options, allowed for immediate vesting of options upon death or disability and had a significantly greater amount of shares reserved for issuance. Based on this evaluation, the Compensation Committee asked the consultant to develop a new plan, with management's assistance, which would, among other things, increase the types of awards available for grant by the Corporation, including performance-based awards. The 2003 Stock Option and Incentive Plan (the "Plan") is designed to give the Corporation greater flexibility in determining award grants and is more similar to other incentive plans utilized by the Corporation's Midwest bank peer group. As a result, the board of directors and management believe that the Plan will be more effective in retaining and attracting officers, directors and key employees and in aligning the interests of these individuals with those of the Corporation's shareholders than the 1999 Stock Option and Incentive Plan.

According to the consultant, the Corporation's pro forma "overhang" (defined as the size of the equity plan divided by the total outstanding shares), including the proposed shares hereunder, would be just above the median but below the average of the Corporation's Midwest bank peer group.

On February 19, 2003, the Board of Directors of the Corporation unanimously adopted the Plan and directed that the Plan be submitted to the shareholders for consideration at the Annual Meeting. The following is a summary of the principal features of the Plan. The summary is qualified in its entirety by reference to the complete text of the Plan as set forth as Exhibit B to this Proxy Statement. Shareholders are urged to read the actual text of the Plan.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF THE PLAN.

PURPOSE

The purpose of the Plan is to promote the long-term interests of the Corporation by providing a means of attracting and retaining officers, directors and key employees of the Corporation and its affiliates.


ADMINISTRATION OF THE PLAN

The Plan will be administered by the Compensation Committee. The members of the Committee must qualify as "non-employee directors" under Rule 16b-3 under the Exchange Act and as "outside directors" under section 162(m) of the Code. Subject to the terms of the Plan, the Committee has the sole discretion (i) to determine the officers, directors and key employees who will be granted awards;
(ii) to designate the number of shares subject to each award; (iii) determine the terms and conditions upon which awards will be granted; (iv) prescribe the form and terms of award agreements; (v) establish procedures and regulations for administration of the Plan; (vi) interpret the Plan; and (vii) make all determinations necessary or advisable for the administration of the Plan.


ELIGIBLE PERSONS

The Committee may select participants in the Plan from those officers, directors and key employees of the Corporation and its affiliates who, in the opinion of the Committee, have the capacity for contributing in a substantial measure to the successful performance of the Corporation or its affiliates. The Corporation presently has approximately 1,100 directors, officers and employees who fall within the category of people who may be considered for awards under the Plan.

SHARES SUBJECT TO THE PLAN

The Plan permits the granting of awards of stock options, restricted shares, performance shares and performance units. The total number of shares of common stock that may be issued under the Plan is 1,000,000, no more than 300,000 of which may be issued pursuant to awards granted in the form of restricted shares, performance shares or performance units. The number of shares issuable under the Plan is subject to adjustment as provided in the Plan. The source of shares may be authorized and unissued shares or shares acquired by the Corporation.

The number of shares covered by an award under the Plan reduces the number of shares available for future awards under the Plan. However, if any award expires, terminates, or is surrendered or canceled without having been exercised in full, or in the case of restricted shares, performance shares or performance units forfeited to the Corporation, the number of shares then subject to such awards is added back to the number of remaining available shares under the Plan. Additionally, shares that are withheld by the Corporation or delivered by a participant to the Corporation in order to satisfy payment of the exercise price or any tax withholding obligation and shares granted pursuant to an award which is subsequently settled in cash rather than shares, may be subject to new awards under the Plan.

The total number of shares of common stock which may be granted to any participant during any calendar year under all forms of awards may not exceed 200,000 shares.

STOCK OPTIONS

With respect to the stock options under the Plan that are intended to qualify as "incentive stock options" under section 422 of the Code, the option price will be at least 100% (or, in the case of a holder of 10% or more of the Corporation's voting stock, 110%) of the fair market value of a share of common stock on the date of the grant of the stock option. The aggregate fair market value (determined on the date of grant) of the shares subject to incentive stock options that become exercisable for the first time by a grantee in any calendar year may not exceed $100,000.

The Committee will establish the exercise price of options that do not qualify as incentive stock options ("non-qualified stock options") at the time the options are granted.

No incentive stock option granted under the Plan may be exercised more than ten years after the date of grant (or, in the case of a holder of 10% of the Corporation's voting stock, five years) or such shorter period as the Committee may determine from the date it is granted. Non-qualified stock options may be exercised during such period as the Committee determines at the time of grant; provided, however, that in no event may such options be exercised more than ten years after the date of grant.

Stock options granted under the Plan become exercisable in one or more installments in the manner and at the time or times specified by the Committee at the time of grant. Generally, and unless provided otherwise in an award, if a grantee's employment or service with the Corporation or a subsidiary is terminated for any reason other than retirement, death, disability, or involuntary termination for cause, such grantee's options expire three months after termination. Unless the terms of an award provide otherwise, in the event of involuntary termination for cause, the grantee's options will expire on the date of termination. Unless otherwise provided in an award, if a grantee's employment is terminated due to retirement, the grantee may exercise all non-qualified options that are vested or vest in full within thirty-six (36) months after the grantee's retirement. Furthermore, in the event of death or disability, all options will become fully exercisable for one year, but in no event after the expiration date of the option. Notwithstanding the foregoing, no incentive stock option may be exercised more than three months after the termination of a grantee's employment (one year in the case of disability) for any reason other than death.

The exercise price of each option together with an amount sufficient to satisfy any tax withholding requirement must be paid in full at the time of exercise. The Committee may permit payment through the tender of shares of common stock already owned by the participant, withholding of shares issuable under the award or by any other means which the Committee determines to be consistent with the Plan's purpose.


RESTRICTED SHARES

The Committee may grant awards of restricted shares, in which case the grantee would be granted shares of common stock, subject to such forfeiture provisions and transfer restrictions as the Committee determines. Pending the lapse of such forfeiture provisions and transfer restrictions, certificates representing restricted shares would be held by the Corporation, but the grantee generally would have all of the rights of a shareholder, including the right to vote the shares and the right to receive all dividends thereon.

While restricted shares would be subject to forfeiture provisions and transfer restrictions for a period or periods of time, the Plan does not set forth any minimum or maximum duration for such provisions and restrictions. The Committee would have the authority to accelerate or remove any or all of the forfeiture provisions and transfer restrictions on the restricted shares prior to the expiration of the restricted period. If the grantee ceases to be employed by the Corporation for any reason other than death or disability prior to the lapse of the forfeiture provisions and transfer restrictions, the unvested portion of the restricted shares will be terminated and returned to the Corporation. In the event of death or disability prior to the expiration of the forfeiture provisions and transfer restrictions, the restricted shares will become fully vested.


PERFORMANCE SHARES AND PERFORMANCE UNITS

The Committee may grant awards of performance shares or units, in which case the grantee would be granted shares of common stock or units, as the case may be, subject to satisfaction of specified performance goals established by the Committee. Performance goals may be established on one or more of the following business criteria: (i) earnings per share, (ii) return on equity, (iii) return on assets, (iv) operating income, (v) market value per share, (vi) EBITDA, (vii) cash flows, (viii) net income, (ix) changes in the Corporation's efficiency ratio (the ratio of non-interest expenses to the sum of non-interest income plus taxable equivalent net income), (x) improvements in the Corporation's credit quality as measured by changes to the Corporation's allowance for loan losses, the ratio of the allowance for loan losses to total loans, net of unearned income, or the ratio of net charge-offs to average loans, net of unearned income
(xi) enterprise value added, (xii) market value added, (xiii) fee income, (xiv) net interest income, (xv) growth in loans, (xvi) growth in deposits, and (xvii) total return to shareholders. The applicable performance goals and all other terms and conditions of the award will be determined in the sole discretion of the Committee. After an award of performance shares or units has vested (that is, after the applicable performance goal or goals have been achieved), the participant will be entitled to a payment of common stock, cash or a combination thereof. If a grantee terminates employment prior to attaining the specified goals for any reason other than death or disability, all rights with respect to the award of performance shares or units shall be forfeited. In the event of death or disability, the Committee, in its sole discretion, may entitle the grantee to a prorata payment with respect to such award.


ADJUSTMENTS IN AWARDS

In the event of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or shares of common stock of the Corporation, the Committee shall adjust the number and class of shares which may be delivered under the Plan, and the number and class of shares subject to outstanding awards, in such manner as the Committee (in its sole discretion) shall determine to be appropriate to prevent the dilution or diminution of such awards.


CHANGE OF CONTROL

In general, if the employment of a recipient of restricted shares is involuntarily terminated within 12 months following a "change in control" (as defined in the Plan) of the Corporation, the forfeiture provisions and transfer restrictions applicable to such shares lapse and shares will become fully vested with the recipient. If the employment of a recipient of performance shares or performance units is involuntarily terminated within twelve months following a "change in control," the recipient will be entitled to a prorata payment with respect to such award to the same extent as if the recipient's employment with the Corporation terminated due to death or disability. In addition, in the event of a tender offer or exchange offer for common stock (other than by the Corporation) or if a "change in control" occurs, all option awards granted under the Plan shall become exercisable in full, unless previously exercised or terminated.


NONTRANSFERABILITY OF AWARDS

Except as otherwise expressly provided by the Committee, awards granted under the Plan may not be assigned, encumbered or transferred, other than by will or by the applicable laws of descent and distribution.

AMENDMENT AND TERMINATION OF THE PLAN

Unless previously terminated by or with the approval of the Board of Directors, the Plan will terminate April 16, 2013. The Board may at any time terminate or amend the Plan; however, shareholder approval shall be obtained to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act, Code section 422, or any other applicable law or regulation, including requirements of any stock exchange or quotation system on which the Corporation's common stock is listed or quoted.


REPRICING OF OPTIONS

Except as permitted under the Plan in connection with a change in capitalization or reorganization of the Corporation, no outstanding options may be repriced without the prior approval of the Corporation's shareholders.


FEDERAL INCOME TAX CONSEQUENCES

The following is a brief summary of the principal federal income tax consequences of awards under the Plan. The summary is based on current federal income tax laws and interpretations thereof, all of which are subject to change at any time, possibly with retroactive effect. The summary is not intended to be exhaustive.

LIMITATION ON AMOUNT OF DEDUCTION. The Corporation generally will be entitled to a tax deduction for awards under the Plan only to the extent that the participants recognize ordinary income from the award. Section 162(m) of the Code contains special rules regarding the federal income tax deductibility of compensation paid to the Corporation's CEO and to each of the other four most highly compensated executive officers of the Corporation. The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000 or it qualifies as "performance-based compensation" under section 162(m). The Plan has been designed to permit the Committee to grant awards which qualify for deductibility under section 162(m).

NON-QUALIFIED STOCK OPTIONS. A grantee who receives a non-qualified option does not recognize taxable income upon the grant of the option, and the Corporation is not entitled to a tax deduction at that time. The grantee will recognize ordinary income upon the exercise of the option in an amount equal to the excess of the fair market value of the option shares on the exercise date over the option price. Such income will be treated as compensation to the grantee subject to applicable withholding requirements. The Corporation is generally entitled to a tax deduction in an amount equal to the amount taxable to the grantee as ordinary income in the year the income is taxable to the grantee. Any appreciation in value after the time of exercise will be taxable to the grantee as capital gain and will not result in a deduction by the Corporation.

INCENTIVE STOCK OPTIONS. A grantee who receives an incentive stock option does not recognize taxable income upon the grant or exercise of the option, and the Corporation is not entitled to a tax deduction. The difference between the option price and the fair market value of the option shares on the date of exercise, however, will be treated as a tax preference item for purposes of determining the alternative minimum tax liability, if any, of the grantee in the year of exercise. The Corporation will not be entitled to a deduction with respect to any item of tax preference.

A grantee will recognize gain or loss upon the disposition of shares acquired from the exercise of incentive stock options. The nature of the gain or loss depends on how long the option shares were held. If the option shares are not disposed of pursuant to a "disqualifying disposition" (i.e., no disposition occurs within two years from the date the option was granted nor one year from the date of exercise), the grantee will recognize long-term capital gain or capital loss depending on the selling price of the shares. If option shares are sold or disposed of as part of a disqualifying disposition, the grantee must recognize ordinary income in an amount equal to the lesser of the amount of gain recognized on the sale, or the difference between the fair market value of the option shares on the date of exercise and the option price. Any additional gain will be taxable to the grantee as a long-term or short-term capital gain, depending on how long the option shares were held. The Corporation is generally entitled to a deduction in computing its federal income taxes for the year of disposition in an amount equal to any amount taxable to the grantee as ordinary income.

RESTRICTED SHARES. A grantee who has received common stock pursuant to a restricted stock award under the Plan will not realize taxable income at the time of the grant, and the Corporation will not be entitled to a tax deduction at the time of the grant, unless the grantee makes an election to be taxed at the time of the grant. When the restrictions lapse, the grantee will recognize income, taxable at ordinary income tax rates, in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The Corporation will be entitled to a corresponding tax deduction. Dividends paid to the grantee during the restriction period will be compensation income to the grantee and deductible as such by the Corporation. The holder of restricted stock may elect to be taxed at the time of grant of the restricted stock award on the fair market value of the shares, in which case (i) the Corporation will be entitled to a deduction at the same time and in the same amount, (ii) dividends paid to the grantee during the restriction period will be taxable as dividends to him or her and not deductible by the Corporation and (iii) there will be no further federal income tax consequences when the restrictions lapse.

PERFORMANCE SHARES AND PERFORMANCE UNITS. A grantee who receives a performance share or unit will not realize taxable income at the time of the grant, and the Corporation will not be entitled to a tax deduction at such time. A grantee will realize ordinary income at the time the award is paid equal to the amount of cash paid or the value of shares delivered, and the Corporation will have a corresponding tax deduction.


MARKET VALUE OF SHARES

The closing sale price of the Corporation's common stock on February 28, 2003 as quoted on the Nasdaq Stock Market, was $16.38 per share.


EQUITY COMPENSATION PLAN INFORMATION

The following table gives information concerning the number of shares of common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2002, including the 1999 Stock Option and Incentive Plan and option grants made pursuant to employment arrangements. The following table does not take into account the effect of the 2003 Stock Option and Incentive Plan which is being considered at the meeting.


                                             A                              B                               C
                                                                                                 Number of securities
                                  Number of securities to be                                     remaining available for
Plan category                     issued upon exercise of        Weighted-average exercise       future issuance under equity
                                  outstanding options,           price of  outstanding           compensation plans
                                  warrants and rights (1)        options, warrants and rights    (excluding securities
                                                                 (1)                             reflected in column A) (1)

                                  (#)                            ($)                             (#)

Equity compensation plans
approved by security holders      773,472                         22.73                           139,101

Equity compensation plans not
approved by security holders       31,500 (2)                     25.833 (2)                            0

Total                             804,972                         22.85                           139,101

(1)  Adjusted to give effect to stock dividends.
(2) Represents non-qualified options granted to Mr. Vea in 1999 outside of the 1999 Stock Option and Incentive Plan in connection with his employment.

                       PROPOSAL 3: APPOINTMENT OF AUDITORS

The appointment of PricewaterhouseCoopers, LLP ("PricewaterhouseCoopers") as auditors for the Corporation during 2003 will be submitted to the meeting in order to permit shareholders to express their approval or disapproval. In the event of a negative vote, a selection of other auditors will be made by the Board of Directors. Representatives of PricewaterhouseCoopers will be present at the meeting and will be given an opportunity to respond to questions and make a statement, if they desire.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPOINTMENT OF
PRICEWATERHOUSECOOPERS, LLP.

                  SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

The date by which shareholder proposals must be received by the Corporation for inclusion in the proxy materials relating to the 2004 annual meeting of shareholders is November 21, 2003. The Corporation's By-Laws provide that shareholders are required to give advance notice to the Corporation of any nomination by a shareholder of candidates for election as directors and of any business to be brought by a shareholder before a shareholders' meeting. With respect to annual meetings, the By-Laws generally provide that a shareholder of record entitled to vote at such meeting may nominate one or more persons for election as director or directors or properly bring business before such meeting only if the shareholder gives written notice thereof to the Secretary of the Corporation not less than 90 days prior to the annual meeting. The notice must contain specified information about each nominee or the proposed business and the shareholder making the nomination or proposal. These advance notice and eligibility provisions are set forth in Article II, Section 9, and Article III,
Section 8 of the Corporation's By-Laws, a copy of which is available upon request. Such requests and any shareholder proposals should be sent to D. Michael Kramer, Secretary, Integra Bank Corporation, 21 S. E. Third Street, P.O. Box 868, Evansville, Indiana 47705-0868.


                           INCORPORATION BY REFERENCE

To the extent this Proxy Statement has or will be specifically incorporated by reference into any filing by the Corporation under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of this Proxy Statement entitled "Report of the Compensation Committee", "Report of the Audit Committee", and "Comparative Stock Performance" shall not be deemed to be so incorporated unless specifically otherwise provided in any such filing.


                                  OTHER MATTERS

The Board of Directors of the Corporation is not aware of any other matters that may come before the meeting. However, the enclosed Proxy will confer discretionary authority with respect to matters which are not known to the Board of Directors at the time of printing hereof and which may properly come before the meeting. A COPY OF THE CORPORATION'S 2002 ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) HAS BEEN SENT TO SHAREHOLDERS. EXHIBITS TO THE 10-K WILL BE MADE AVAILABLE UPON REQUEST, EXCEPT THAT THE CORPORATION RESERVES THE RIGHT TO CHARGE A REASONABLE ADMINISTRATIVE FEE FOR COPYING AND MAILING COSTS. ADDRESS ALL REQUESTS, IN WRITING, FOR THIS DOCUMENT TO D. MICHAEL KRAMER, SECRETARY, INTEGRA BANK CORPORATION, 21 S. E. THIRD STREET, P. O. BOX 868, EVANSVILLE, INDIANA 47705-0868. THE ANNUAL REPORT ON FORM 10-K CAN ALSO BE ACCESSED THROUGH THE CORPORATION'S WEBSITE, HTTP://WWW.INTEGRABANK.COM.


                                        By Order of the Board of Directors,


                                        /s/ D. MICHAEL KRAMER
                                        -------------------------------
                                        D. MICHAEL KRAMER
                                        Secretary

March 20, 2003

                                                                       EXHIBIT A

                         CHARTER OF THE AUDIT COMMITTEE
                          OF THE BOARDS OF DIRECTORS OF
                            INTEGRA BANK CORPORATION

PURPOSE

The Audit Committee of the Boards of Directors of Integra Bank Corporation (the "Company") and Integra Bank N.A. (the "Bank") is appointed by the Boards to assist the Boards in monitoring (1) the integrity and transparency of the Company's financial statements, (2) the independent auditor's qualifications and independence, (3) the performance of the Company's internal audit function, (4) the performance of the independent auditor, and (5) the Company's compliance with legal and regulatory requirements.

The Committee is responsible for producing the annual report required by the regulations of the Securities and Exchange Commission (the "SEC") to be included in the Company's proxy statement.

The Committee also performs all duties required by the FDIC to be performed by the audit committee of the Bank that the Boards of Directors determine are appropriate to the size of the Bank and the complexity of its operations. The Committee will continue to perform those duties so long as the Bank meets the "holding company exception" to the FDIC's audit committee requirements (currently, the subsidiary must have total assets of less than $5 billion or total assets of $5 billion or more and a composite CAMELS rating of 1 or 2).

The Committee also performs all duties required by Part 9 of the regulations of the Comptroller of the Currency (the "OCC") to be performed by a fiduciary audit committee of the Bank.

MEMBERSHIP

The Committee shall consist of at least three directors. The members of the Committee shall meet the independence and experience requirements of the Nasdaq Stock Market applicable to National Market issuers (the "Nasdaq rules"), Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Exchange Act"), SEC rules and regulations, FDIC requirements and OCC requirements.

The Committee shall consist of a majority of members who are not also members of any committee to which the Boards of Directors have delegated power to manage and control the fiduciary activities of the Bank.

Each member of the Committee shall be (1) an "independent director" within the meaning of the Nasdaq rules; and (2) an "outside director independent of management" within the meaning of FDIC requirements.

"Independent director" means a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship which, in the opinion of the Boards of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

"Outside director independent of management" means a person determined to so qualify at least annually by the Boards of Directors. In making such determination, the Boards of Directors should consider all relevant information. If any depository institution subsidiary is a "large institution" within the meaning of FDIC regulations (currently total assets in excess of $3 billion at the beginning of the year), then the Committee shall not include any "large customers" of such subsidiary, as determined by the Boards of Directors.

The following persons shall not be considered "independent directors" or "outside directors independent of management":

     (a) a director who is employed by the Company or any of its subsidiaries for the current year or any of the past three years;

     (b) a director who accepts any payments other than for board or committee service, including political contributions, from the Company or any of its subsidiaries during the current fiscal year;

     (c) a director whose family member accepts any payments, including political contributions, in excess of $60,000 from the Company or any of its subsidiaries during the current fiscal year or any of the past three years other than in such family member's capacity as an employee of the Company or any of its subsidiaries;

     (d) a director whose family member is, or has been in any of the past three years, employed by the Company or any of its subsidiaries as an executive officer;

     (e) a director who is a partner in, or a controlling shareholder or an executive officer, of, any for-profit or not-for-profit organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company's securities) that exceed 5% of the Company's or organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years;

     (f) a director who is or was employed as an executive of another entity where any of the Company's executives serve or served on that entity's compensation committee during the current year or any of the past three years;

     (g) a director who is a former partner or employee of the Company's independent auditors and who worked on the Company's audit engagement during the current year or any of the past three years; and

     (h) a director who owns or controls, or has owned or controlled within the preceding year, assets representing 10% or more of any outstanding class of voting securities of the Company or any subsidiary.

All members of the Committee shall be able to read and understand fundamental financial statements. At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or have been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. At least one member of the Committee shall be a financial expert as defined by the SEC. Two members of the Committee must have banking or related financial management expertise if any depository institution subsidiary is a "large institution" within the meaning of FDIC regulations (currently, total assets in excess of $3 billion at the beginning of the year). Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.

Committee members shall not simultaneously serve on the audit committees of more than two other public companies.

The Committee members shall serve at the pleasure of the Boards. Unless a Chair is appointed by the full Boards, the members of the Committee may designate a Chair by vote of the Committee members.

MEETINGS

The Committee shall meet at least six times annually or more frequently as circumstances dictate, the schedule and frequency of meetings to be determined by the Boards of Directors or the Committee. The Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions to discuss any matters that the Committee or any of these groups believes should be discussed privately. The Committee may request any officer or employee of the Company or the Bank or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or advisors to, the Committee.

AUTHORITY AND RESPONSIBILITIES

The Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to shareholder ratification). The Committee shall preapprove all auditing services and permitted non-audit services, including the fees and terms thereof, to be performed for the Company by its independent auditor (subject to the de minimis exception for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Committee prior to completion of the audit). The Committee shall be directly responsible for the appointment, compensation and oversight of the work of the independent auditor, including resolution of disagreements between management and the independent auditor regarding financial reporting, as required by Section 10A(m)(2) of the Exchange Act. The independent auditor shall report directly to the Committee.

The Committee may form and delegate authority to the Chair or subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such persons to grant preapprovals shall be presented to the Committee at its next scheduled meeting.

The Committee shall have the authority, to the extent it deems necessary or appropriate and without seeking Board approval, to retain independent legal, accounting or other advisors. The Committee is not precluded from seeking advice from regular outside counsel to the Company. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee.

The Committee shall make regular reports to the Boards. The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Boards for approval. The Committee shall annually review the Committee's own performance.

The Committee, to the extent it deems necessary or appropriate, shall:

FINANCIAL STATEMENT AND DISCLOSURE MATTERS

1. Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management's discussion and analysis, and recommend whether the audited financial statements should be included in the Company's Form 10-K.

2. Review and discuss with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor's reviews of the quarterly financial statements.

3. Discuss with management and the independent auditor major issues regarding accounting principles and financial statement presentations, including all critical accounting policies, practices and estimates used and required disclosures related thereto, the adequacy and disclosure of reserves, any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies.

4. Review and discuss reports from the independent auditor required to be provided to the Committee by Section 10A(k) of the Exchange Act on:

     a.   all critical accounting policies and practices to be used;

     b. all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor;

     c. other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

5. Discuss with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

6. Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as the Company's off-balance sheet structures.

7. Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

8. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

9. Review disclosures made to the Committee by the Company's Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and Forms 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the company's internal controls.

10. Review and approve all related-party transactions not otherwise approved by the full Boards.

11. Review with management and the independent accountants the basis for their respective reports issued pursuant to FDIC requirements, including call reports, FDICIA documentation and reporting and other similar reports, as well as any statement of management's responsibilities for financial statements and internal controls.

OVERSIGHT OF THE COMPANY'S RELATIONSHIP WITH THE INDEPENDENT AUDITOR

12.  Review and evaluate the lead partner of the independent auditor.

13. Discuss with the independent auditor at least annually: (a) the independent auditor's internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company.

14. Annually evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor's quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor's independence, and taking into account the opinions of management and internal auditors. The Committee shall present its conclusions with respect to the independent auditor to the Boards.

15. Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by Section 10A(j) of the Exchange Act.

16. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

17. Recommend to the Boards policies for the Company's hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

18. Discuss with the national office of the independent auditor issues on which it was consulted by the Company's audit team and matters of audit quality and consistency.

19. Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

OVERSIGHT OF THE COMPANY'S INTERNAL AUDIT FUNCTION

20. Review the appointment and replacement of the senior internal auditing executive.

21. Review the significant reports to management prepared by the internal auditing department and management's responses.

22. Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

23. Review with the Boards the performance of the Company's internal audit function.

COMPLIANCE OVERSIGHT RESPONSIBILITIES

24. Discuss with the independent auditor whether during the audit the auditor detected or became aware of any illegal act that has or may have occurred and whether the provisions of Section l0A(b) of the Exchange Act have been followed.

25. Obtain reports from management and the Company's senior internal auditing executive that the Company is and its subsidiaries are in conformity with applicable legal requirements and the Company's Code of Business Conduct. Review reports and disclosures of insider and affiliated party transactions. Advise the Boards with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Business Conduct.

26. Establish and maintain procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

27. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company's financial statements or accounting policies.

28. Discuss with counsel legal matters that may have a material impact on the financial statements or the Company's compliance policies.

29. Conduct or authorize investigations into any matters within the Committee's scope of responsibility.

30. Provide such reports or disclosures concerning the activities or composition of the Committee as may be required by the rules of the SEC, the Nasdaq Stock Market, the FDIC or the OCC and other regulatory authorities.

OVERSIGHT OF THE AUDIT OF FIDUCIARY ACTIVITIES

31. Ensure that the Bank arranges for a suitable audit of all significant fiduciary activities at least once during each calendar year by internal or external auditors responsible only to the Committee.

32. Select the auditors to perform the audit of the Bank's fiduciary activities, review and approve the scope of the proposed audit for the ensuing year and the audit procedures to be utilized, approve the fees payable to the auditors.

33.  Evaluate the qualifications and performance of the auditors.

34. Consider and approve, if appropriate, major changes to fiduciary principles and practices as suggested by the auditors or management.

35. Following the completion of the annual audit of the Bank's fiduciary activities, review separately with management and the auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

LIMITATION OF AUDIT COMMITTEE'S ROLE

     While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

                                                                       EXHIBIT B

                            INTEGRA BANK CORPORATION
                      2003 STOCK OPTION AND INCENTIVE PLAN

     1. PLAN PURPOSE. The purpose of the Plan is to promote the long-term interests of the Company and its shareholders by providing a means for attracting and retaining officers, directors and key employees of the Company and its Affiliates.

     2.   DEFINITIONS. The following definitions are applicable to the Plan:

     "AFFILIATE" means any "parent corporation" or "subsidiary corporation" of the Company as such terms are defined in Code sections 424(e) and (f), respectively.

     "AWARD" means the grant by the Committee of Incentive Stock Options, Non-Qualified Stock Options, Restricted Shares, Performance Shares, Performance Units or any combination thereof, as provided in the Plan.

     "AWARD AGREEMENT" means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan.

     "BOARD" means the Board of Directors of the Company.

     "CAUSE" means, in connection with a Participant's termination of service, theft or embezzlement from the Company or any Affiliate, violation of a material term or condition of employment, disclosure of confidential information of the Company or any Affiliate, conviction of the Participant of a crime of moral turpitude, stealing of trade secrets or intellectual property owned by the Company or any Affiliate, any act by the Participant in competition with the Company or any Affiliate, or any other act, activity or conduct of a Participant which in the opinion of the Board is adverse to the best interests of the Company or any Affiliate.

     "CHANGE IN CONTROL" means each of the events set forth in any one of the following paragraphs:

          (a) any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act as in effect as of the date of this Plan) other than (i) the Company, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company (any such person is hereinafter referred to as a "Person"), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 20% of the combined voting power of the Company's then outstanding securities (not including in the securities beneficially owned by such Person any securities acquired directly from the Company);

          (b) there is consummated a merger or consolidation of the Company with or into any other corporation, other than a merger or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding securities which represent, in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, immediately after such merger or consolidation, more than 60% of the combined voting power of the voting securities of either the Company or the other entity which survives such merger or consolidation or the parent of the entity which survives such merger or consolidation;

          (c) the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets; or

          (d) during any period of two consecutive years (not including any period prior to the date of this Agreement), individuals who at the beginning of such period constitute the Board of Directors and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in (a),
     (b), or (c) above) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.

For purposes of this Plan, where a change in control of the Company results from a series of related transactions, the change in control of the Company shall be deemed to have occurred on the date of the consummation of the first such transaction.

For purposes of paragraph (a) above, the shareholders of another corporation (other than the Company or a corporation described in clause (iv) of paragraph
(a)) shall be deemed to constitute a Person. Further, it is understood by the parties that the sale, transfer, or other disposition of a subsidiary of the Company other than Integra Bank NA or its successor, shall not constitute a change in control of the Company giving rise to payments or benefits under this Plan.

          "CODE" means the Internal Revenue Code of 1986, as amended, and its interpretive regulations.

          "COMMITTEE" means the Compensation Committee appointed by the Board pursuant to Section 3 of the Plan.

          "COMPANY" means Integra Bank Corporation, an Indiana corporation.

          "CONTINUOUS SERVICE" means, in the case of an Employee, the absence of any interruption or termination of service as an Employee of the Company or an Affiliate; and in the case of an individual who is not an Employee, the absence of any interruption or termination of the service relationship between the individual and the Company or an Affiliate. Service will not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Company or in the case of a Participant's transfer between the Company and an Affiliate or any successor to the Company.

          "DIRECTOR" means any individual who is a member of the Board.

          "DISABILITY" means total and permanent disability as determined by the Committee pursuant to Code section 22(e)(3).

          "EBITDA" means earnings before interest, taxes, depreciation and amortization.

          "EMPLOYEE" means any person, including an officer, who is employed by the Company or any Affiliate.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          "EXERCISE PRICE" means the price per Share at which the Shares subject to an Option may be purchased upon exercise of the Option.

          "INCENTIVE STOCK OPTION" means an option to purchase Shares granted by the Committee pursuant to the terms of the Plan that is intended to qualify under Code section 422.

          "MARKET VALUE" means the last reported sale price on the trading date preceding the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) of one Share on the Nasdaq National Market, or, if the Shares are not listed on the Nasdaq National Market, on the principal exchange on which the Shares are listed for trading, or, if the Shares are not then listed for trading on any exchange, the mean between the closing high bid and low asked quotations of one Share on the date in question as reported by NASDAQ or any similar system then in use, or, if no such quotations are available, the fair market value on such date of one Share as the Committee shall determine.

          "NON-QUALIFIED STOCK OPTION" means an option to purchase Shares granted by the Committee pursuant to the terms of the Plan, which option is not intended to qualify under Code section 422.

          "OPTION" means an Incentive Stock Option or a Non-Qualified Stock Option.

          "PARTICIPANT" means any individual selected by the Committee to receive an Award.

          "PERFORMANCE CYCLE" means the period of time, designated by the Committee, over which Performance Shares or Performance Units may be earned.

          "PERFORMANCE SHARES" means Shares awarded pursuant to Section 13 of the Plan.

          "PERFORMANCE UNIT" means an Award granted to a Participant pursuant to
Section 13 of the Plan.

          "PLAN" means the Integra Bank Corporation 2003 Stock Option and Incentive Plan.

          "REORGANIZATION" means the liquidation or dissolution of the Company, or any merger, consolidation or combination of the Company (other than a merger, consolidation or combination in which the Company is the continuing entity and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property or any combination thereof).

          "RESTRICTED PERIOD" means the period of time selected by the Committee for the purpose of determining when restrictions are in effect under Section 12 of the Plan with respect to Restricted Shares.

          "RESTRICTED SHARES" means Shares that have been contingently awarded to a Participant by the Committee subject to the restrictions referred to in
Section 12 of the Plan, so long as such restrictions are in effect.

          "RETIREMENT" means, in the case of an Employee, a termination of Continuous Service by reason of the Employee's retirement on or after the Employee's 55th birthday if the Employee has completed five years of Continuous Service.

          "SECURITIES ACT" means the Securities Act of 1933, as amended.

          "SHARES" means the shares of common stock, no par value, of the Company.

          3. ADMINISTRATION. The Plan will be administered by the Compensation Committee of the Board of Directors, which will consist of two or more members of the Board, each of whom will be a "non-employee director" as provided under Rule 16b-3 of the Exchange Act, and an "outside director" as provided under Code section 162(m). The members of the Committee will be appointed by the Board. Except as limited by the express provisions of the Plan, the Committee will have sole and complete authority and discretion to (a) select Participants and grant Awards; (b) determine the number of Shares to be subject to types of Awards generally, as well as to individual Awards granted under the Plan; (c) determine the terms and conditions upon which Awards will be granted under the Plan; (d) prescribe the form and terms of Award Agreements; (e) establish procedures and regulations for the administration of the Plan; (f) interpret the Plan; and (g) make all determinations deemed necessary or advisable for the administration of the Plan.

          A majority of the Committee will constitute a quorum, and the acts of majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee without a meeting, will be acts of the Committee. All determinations and decisions made by the Committee pursuant to the provisions of the Plan will be final, conclusive, and binding on all persons, and will be given the maximum deference permitted by law.

          4. PARTICIPANTS. The Committee may select from time to time Participants in the Plan from those officers, Directors, and Employees of the Company or its Affiliates who, in the opinion of the Committee, have the capacity for contributing in a substantial measure to the successful performance of the Company or its Affiliates.

          5. SUBSTITUTE OPTIONS. In the event the Company or an Affiliate consummates a transaction described in Code Section 424(a), persons who become Employees or Directors on account of such transaction may be granted Options in substitution for Options granted by the former employer. The Committee, in its sole discretion and consistent with Code Section 424(a) shall determine the Exercise Price of the substitute Options.

          6. SHARES SUBJECT TO PLAN, LIMITATIONS ON GRANTS AND EXERCISE PRICE. Subject to adjustment by the operation of Section 15 hereof:

               (a) The maximum number of Shares that may be issued with respect to Awards made under the Plan is 1,000,000 Shares, no more than 300,000 of which may be issued pursuant to Awards granted in the form of Restricted Shares, Performance Shares, or Performance Units. The number of Shares that may be granted under the Plan to any Participant during any year under all forms of Awards will not exceed 200,000 Shares.

               (b) The Shares with respect to which Awards may be made under the Plan may either be authorized and unissued Shares or issued Shares heretofore or hereafter reacquired and held as treasury Shares. Any Award that expires, terminates or is surrendered for cancellation, or with respect to Restricted Shares, which is forfeited (so long as any cash dividends paid on such Shares are also forfeited), may be subject to new Awards under the Plan with respect to the number of Shares as to which a termination or forfeiture has occurred. Additionally, Shares that are withheld by the Company or delivered by the Participant to the Company in order to satisfy payment of the Exercise Price or any tax withholding obligation and Shares granted pursuant to an Award Agreement which is subsequently settled in cash rather than Shares, may be subject to new Awards under the Plan.

               (c) Notwithstanding any other provision under the Plan, the Exercise Price for any Incentive Stock Option awarded under the Plan may not be less than the Market Value of the Shares.

          7.   GENERAL TERMS AND CONDITIONS OF OPTIONS.

               (a) The Committee will have full and complete authority and discretion, except as expressly limited by the Plan, to grant Options and to prescribe the terms and conditions (which need not be identical among Participants) of the Options. Each Option will be evidenced by an Award Agreement that will specify: (i) the Exercise Price, (ii) the number of Shares subject to the Option, (iii) the expiration date of the Option, (iv) the manner, time and rate (cumulative or otherwise) of exercise of the Option, (v) the restrictions, if any, to be placed upon the Option or upon Shares that may be issued upon exercise of the Option, (vi) the conditions, if any, under which a Participant may transfer or assign Options, and (vii) any other terms and conditions as the Committee, in its sole discretion, may determine.

               (b) The Committee shall not, without the further approval of the shareholders of the Company, authorize the amendment of any outstanding Option Award Agreement to reduce the Exercise Price. Furthermore, no Option shall be cancelled and replaced with an Option having a lower Exercise Price without further approval of the shareholders of the Company.

          8.   EXERCISE OF OPTIONS.

               (a) Except as provided in Section 17, an Option granted under the Plan will be exercisable only by the Participant, and except as provided in Section 9 of the Plan, no Option may be exercised unless at the time the Participant exercises the Option, the Participant has maintained Continuous Service since the date of the grant of the Option.

               (b) To exercise an Option under the Plan, the Participant must give written notice to the Company specifying the number of Shares with respect to which the Participant elects to exercise the Option together with full payment of the Exercise Price. The date of exercise will be the date on which the notice is received by the Company. Payment may be made either (i) in cash (including check, bank draft or money order), (ii) by tendering Shares already owned by the Participant for at least six (6) months prior to the date of exercise and having a Market Value on the date of exercise equal to the Exercise Price, (iii) through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to Shares issuable upon exercise of the Option and the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company to cover the Exercise Price, or (iv) by any other means determined by the Committee in its sole discretion.

          9. TERMINATION OF OPTIONS. Unless otherwise specifically provided elsewhere in the Plan or by the Committee in the Award Agreement or any amendment thereto, Options will terminate as provided in this Section.

               (a) Unless sooner terminated under the provisions of this Section, Options will expire on the earlier of the date specified in the Award Agreement or the expiration of ten (10) years from the date of grant.

               (b) If the Continuous Service of a Participant is terminated for reason of Retirement, the Participant may exercise all Options that are vested or that vest in full within the period of thirty-six months (36) months immediately succeeding the Participant's Retirement. Any unvested Options remaining at the end of the 36-month post-retirement period will be forfeited by the Participant.

               (c) If the Continuous Service of a Participant is terminated for Cause, all rights under any Options granted to the Participant will terminate immediately upon the Participant's cessation of Continuous Service, and the Participant will (unless the Committee, in its sole discretion, waives this requirement) repay to the Company within ten (10) days the amount of any gain realized by the Participant upon any exercise of an Option, awarded under the Plan, within the 90-day period prior to the cessation of Continuous Service.

               (d) If the Continuous Service of a Participant is terminated voluntarily by the Participant for any reason other than death, Disability, or Retirement, the Participant may exercise outstanding Options to the extent that the Participant was entitled to exercise the Options at the date of cessation of Continuous Service, but only within the period of three (3) months immediately succeeding the Participant's cessation of Continuous Service, and in no event after the applicable expiration dates of the Options.

               (e) If the Continuous Service of a Participant is terminated by the Company without Cause, the Participant may exercise outstanding Options to the extent that the Participant was entitled to exercise the Options at the date of cessation of Continuous Service, but only within the period of three (3) months immediately succeeding the Participant's cessation of Continuous Service, and in no event after the applicable expiration dates of the Options; provided, however, that if a Participant is terminated by the Company without Cause within twelve months after a Change in Control, such Participant may exercise outstanding Options to the extent he or she was entitled to exercise the Options at the date of cessation of Continuous Service, within the period of one (1) year immediately succeeding the cessation of Continuous Service but in no event after the applicable expiration dates of the Options.

               (f) In the event of the Participant's death or Disability, all Options heretofore granted and not fully exercisable will become exercisable in full and the Participant or the Participant's beneficiary, as the case may be, may exercise such Options within the period of one (1) year immediately succeeding the Participant's cessation of Continuous Service by reason of death or Disability, and in no event after the applicable expiration date of the Options.

               (g) Notwithstanding the provisions of the foregoing paragraphs of this Section 9, the Committee may, in its sole discretion, establish different terms and conditions pertaining to the effect of the cessation of Continuous Service, to the extent permitted by applicable federal and state law. Additionally, notwithstanding the provisions of the foregoing paragraphs of this Section 9, the Committee may, in its sole discretion, allow the exercise of an expired Option if the Committee determines that:
     (i) the expiration was solely the result of the Company's inability to execute the exercise of an Option due to conditions beyond the Company's control, and (ii) the Participant made valid and reasonable efforts to exercise the Award. In the event the Committee makes such a determination, the Company shall allow the exercise to occur as promptly as possible following its receipt of exercise instructions subsequent to such determination.

     10. RESTRICTIVE COVENANTS. In its discretion, the Committee may condition the grant of any Option under the Plan upon the Participant agreeing to reasonable covenants in favor of the Company and/or any Affiliate (including, without limitation, covenants not to compete, not to solicit employees and customers, and not to disclose confidential information) that may have effect following the termination of employment with the Company or any Affiliate, and after the Option has been exercised, including, without limitation, the requirement to disgorge any profit, gain or other benefit received upon exercise of the Option prior to any breach of any covenant.

     11.  INCENTIVE STOCK OPTIONS.

               (a) Incentive Stock Options may be granted only to Participants who are Employees. Any provisions of the Plan to the contrary notwithstanding, (i) no Incentive Stock Option will be granted more than ten (10) years from the earlier of the date the Plan is adopted by the Board of Directors of the Company or approved by the Company's shareholders, (ii) no Incentive Stock Option will be exercisable more than ten (10) years from the date the Incentive Stock Option is granted, (iii) the Exercise Price of any Incentive Stock Option will not be less than the Market Value per Share on the date such Incentive Stock Option is granted, (iv) any Incentive Stock Option will not be transferable by the Participant to whom such Incentive Stock Option is granted other than by will or the laws of descent and distribution and will be exercisable during the Participant's lifetime only by such Participant, (v) no Incentive Stock Option will be granted that would permit a Participant to acquire, through the exercise of Incentive Stock Options in any calendar year, under all plans of the Company and its Affiliates, Shares having an aggregate Market Value (determined as of the time any Incentive Stock Option is granted) in excess of $100,000 (determined by assuming that the Participant will exercise each Incentive Stock Option on the date that such Option first becomes exercisable), and (vi) no Incentive Stock Option may be exercised more than three (3) months after the Participant's cessation of Continuous Service (one (1) year in the case of Disability) for any reason other than death. Notwithstanding the foregoing, in the case of any Participant who, at the date of grant, owns shares possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or any Affiliate, the Exercise Price of any Incentive Stock Option will not be less than 110% of the Market Value per Share on the date such Incentive Stock Option is granted and such Incentive Stock Option shall not be exercisable more than five years from the date such Incentive Stock Option is granted.

               (b) Notwithstanding any other provisions of the Plan, if for any reason an Option granted under the Plan that is intended to be an Incentive Stock Option fails to qualify as an Incentive Stock Option, such Option will be deemed to be a Non-Qualified Stock Option, and such Option will be deemed to be fully authorized and validly issued under the Plan.

     12. TERMS AND CONDITIONS OF RESTRICTED SHARES. The Committee will have full and complete authority, subject to the limitations of the Plan, to grant Awards of Restricted Shares and to prescribe the terms and conditions (which need not be identical among Participants) in respect of the Awards. Unless the Committee otherwise specifically provides in the Award Agreement, an Award of Restricted Shares will be subject to the following provisions:

               (a) At the time of an Award of Restricted Shares, the Committee will establish for each Participant a Restricted Period during which, or at the expiration of which, the Restricted Shares will vest. Subject to paragraph (e) of this Section, the Participant will have all the rights of a shareholder with respect to the Restricted Shares, including, but not limited to, the right to receive all dividends paid on the Restricted Shares and the right to vote the Restricted Shares. The Committee will have the authority, in its discretion, to accelerate the time at which any or all of the restrictions will lapse with respect to any Restricted Shares prior to the expiration of the Restricted Period, or to remove any or all restrictions, whenever it may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the commencement of the Restricted Period.

               (b) Subject to Section 16, if a Participant ceases Continuous Service for any reason other than death or disability, before the Restricted Shares have vested, a Participant's rights with respect to the unvested portion of the Restricted Shares will terminate and be returned to the Company.

               (c) Subject to Section 16, if a Participant ceases Continuous Service by reason of death or Disability before any Restricted Period has expired, the Restricted Shares will become fully vested.

               (d) Each certificate issued in respect to Restricted Shares will be registered in the name of the Participant and deposited by the Participant, together with a stock power endorsed in blank, with the Company and will bear the following (or a similar) legend:

"The transferability of this certificate and the shares represented hereby are subject to the terms and conditions (including forfeiture) contained in the Integra Bank Corporation 2003 Stock Option and Incentive Plan, and an Award Agreement entered into between the registered owner and Integra Bank Corporation. Copies of the Plan and Award Agreement are on file in the office of the Secretary of Integra Bank Corporation."

               (e) At the time of an Award of Restricted Shares, the Participant will enter into an Award Agreement with the Company in a form specified by the Committee agreeing to the terms and conditions of the Award.

               (f) At the time of an Award of Restricted Shares, the Committee may, in its discretion, determine that the payment to the Participant of dividends declared or paid on the Restricted Shares by the Company, or a specified portion thereof, will be deferred until the earlier to occur of
     (i) the lapsing of the restrictions imposed with respect to the Restricted Shares, or (ii) the forfeiture of such Restricted Shares under paragraph
     (b) of this Section, and will be held by the Company for the account of the Participant until such time. In the event of deferral, there will be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends, together with accrued interest, will be made upon the earlier to occur of the events specified in (i) and (ii) of this paragraph.

               (g) At the expiration of the restrictions imposed by this Section, the Company will redeliver to the Participant the certificate(s) and stock powers, deposited with the Company pursuant to paragraph (c) of this Section and the Shares represented by the certificate(s) will be free of all restrictions.

               (h) No Award of Restricted Shares may be assigned, transferred or encumbered.

     13.  PERFORMANCE SHARES AND PERFORMANCE UNITS.

               (a) The Committee, in its sole discretion, may from time to time authorize the grant of Performance Shares and Performance Units upon the achievement of performance goals (which may be cumulative and/or alternative) within a designated Performance Cycle as may be established, in writing, by the Committee based on any one or any combination of the following business criteria (the "Performance Goals"): (i) earnings per Share; (ii) return on equity; (iii) return on assets; (iv) operating income; (v) market value per Share; (vi) EBITDA; (vii) cash flow; (viii) net income (before or after taxes); (ix) changes in the Company's efficiency ratio (the ratio of non-interest expense to the sum of non-interest income plus taxable equivalent net income); (x) improvements in the Company's credit quality as measured by changes to the Company's allowance for loan losses, the ratio of the allowance for loan losses to total loans, net of unearned income, or the ratio of net charge-offs to average loans, net of unearned income; (xi) enterprise value added ("EVA");
     (xii) market value added ("MVA"); (xiii) fee income; (xiv) net interest income; (xv) growth in loans; (xvi) growth in deposits; and (xvii) total return to shareholders.

               (b) In the case of Performance Units, the Committee shall determine the value of Performance Units under each Award.

               (c) As determined in the discretion of the Committee, performance goals may differ among Participants and/or relate to performance on a Company-wide or divisional basis.

               (d) At such time as it is certified, in writing, by the Committee that the Performance Goals established by the Committee have been attained or otherwise satisfied within the Performance Cycle, the Committee will authorize the payment of Performance Shares or Performance Units in the form of cash or Shares registered in the name of the Participant, or a combination of cash and Shares, equal to the value of the Performance Shares or Performance Units at the end of the Performance Cycle. Payment shall be made in a lump sum following the close of the applicable Performance Cycle.

               (e) The grant of an Award of Performance Shares or Performance Units will be evidenced by an Award Agreement containing the terms and conditions of the Award as determined by the Committee. To the extent required under Code section 162(m), the business criteria under which Performance Goals are determined by the Committee will be resubmitted to shareholders for reapproval no later than the first shareholder meeting that occurs in the fifth year following the year in which shareholders previously approved the Plan.

               (f) Subject to Section 16, if the Participant ceases Continuous Service before the end of a Performance Cycle for any reason other than Disability or death, the Participant will forfeit all rights with respect to any Performance Shares or Performance Units that were being earned during the Performance Cycle. The Committee, in its sole discretion, may establish guidelines providing that if a Participant ceases Continuous Service before the end of a Performance Cycle by reason of Disability or death, the Participant will be entitled to a prorated payment with respect to any Performance Shares or Performance Units that were being earned during the Performance Cycle.

     14. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of any change in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Shares of the Company, the maximum aggregate number and class of Shares as to which Awards may be granted under the Plan and the number and class of Shares, and the exercise price of Options, with respect to which Awards theretofore have been granted under the Plan will be appropriately adjusted by the Committee to prevent the dilution or diminution of Awards. The Committee's determination with respect to any adjustments will be conclusive. Any Shares or other securities received, as a result of any of the foregoing, by a Participant with respect to Restricted Shares will be subject to the same restrictions and the certificate(s) or other instruments representing or evidencing the Shares or other securities will be legended and deposited with the Company in the manner provided in Section 12 of this Agreement.

     15. EFFECT OF REORGANIZATION. Unless otherwise provided by the Committee in the Award Agreement, Awards will be affected by a Reorganization as follows:

               (a) If the Reorganization is a dissolution or liquidation of the Company then (i) the restrictions on Restricted Shares will lapse and (ii) each outstanding Option Award will terminate, but each Participant to whom the Option was granted will have the right, immediately prior to the dissolution or liquidation, to exercise the Option in full, notwithstanding the provisions of Section 11, and the Company will notify each Participant of such right within a reasonable period of time prior to any dissolution or liquidation.

               (b) If the Reorganization is a merger or consolidation, upon the effective date of the Reorganization (i) each Participant will be entitled, upon exercise of an Option in accordance with all of the terms and conditions of the Plan, to receive in lieu of Shares, shares or other securities or consideration as the holders of Shares are entitled to receive pursuant to the terms of the Reorganization; and (ii) each holder of Restricted Shares will be entitled to receive shares or other securities as the holders of Shares received which will be subject to the restrictions set forth in Section 12 (unless the Committee accelerates the lapse of such restrictions) and the certificate(s) or other instruments representing or evidencing the shares or other securities shall be legended and deposited with the Company in the manner provided in Section 12 of this Plan.

     The adjustments contained in this Section and the manner of application of such provisions will be determined solely by the Committee.

     16.  EFFECT OF CHANGE OF CONTROL.

          (a) If the Continuous Service of any Participant of the Company or any Affiliate is involuntarily terminated, for whatever reason, at any time within twelve (12) months after a Change in Control, unless the Committee has otherwise provided in the Award Agreement, (i) any Restricted Period with respect to an Award of Restricted Shares will lapse upon the Participant's termination of Continuous Service and all Restricted Shares will become fully vested in the Participant to whom the Award was made; and
     (ii) with respect to Performance Shares and Performance Units, the Participant will be entitled to receive a prorata payment to the same extent as if the Participant ceases Continuous Service by reason of death or Disability under Section 13 of the Plan.

          (b) If a tender offer or exchange offer for Shares (other than such an offer by the Company) is commenced, or if a Change in Control occurs, unless the Committee has otherwise provided in the Award Agreement, all Option Awards theretofore granted and not fully exercisable will become exercisable in full upon the happening of such event and will remain exercisable in accordance with their terms; provided, however, that no Option which has previously been exercised or otherwise terminated will become exercisable.

     17. ASSIGNMENTS AND TRANSFERS. No Award nor any right or interest of a Participant in any Award under the Plan may be assigned, encumbered or transferred otherwise than by will or the laws of descent and distribution. Notwithstanding the foregoing, the Committee may, in its sole discretion, set forth in an Award Agreement at the time of grant or thereafter, that the Award (other than Incentive Stock Options) may be transferred to members of the Participant's immediate family, to one or more trusts solely for the benefit of such immediate family members and to partnerships in which such family members or trusts are the only partners. For this purpose, immediate family means the Participant's spouse, parents, children, step-children, grandchildren and legal dependents. Any transfer of an Award under this provision will not be effective until notice of such transfer is delivered to the Company.

     18. EMPLOYEE RIGHTS UNDER THE PLAN. No officer, Director, Employee or other person will have a right to be selected as a Participant nor, having been so selected, to be selected again as a Participant, and no officer, Director, Employee or other person will have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Company or any Affiliate. Neither the Plan nor any action taken under the Plan will be construed as giving any Employee any right to be retained in the employ of the Company or any Affiliate.

     19. DELIVERY AND REGISTRATION OF SHARES. The Company's obligation to deliver Shares with respect to an Award will, if the Committee requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant to whom such Shares are to be delivered, in such form as the Committee will determine to be necessary or advisable to comply with the provisions of the Securities Act or any other applicable federal or state securities laws. It may be provided that any representation requirement will become inoperative upon a registration of the Shares or other action eliminating the necessity of the representation under the Securities Act or other state securities laws. The Company will not be required to deliver any Shares under the Plan prior to (a) the admission of such Shares to listing on any stock exchange or system on which Shares may then be listed, and (b) the completion of any registration or other qualification of the Shares under any state or federal law, rule or regulation, as the Company determines to be necessary or advisable.

     20. WITHHOLDING TAX. Prior to the delivery of any Shares or cash pursuant to an Award, the Company has the right and power to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy all applicable tax withholding requirements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require a Participant to satisfy all or part of the tax withholding obligations in connection with an Award by (a) having the Company withhold otherwise deliverable Shares, or (b) delivering to the Company Shares already owned for a period of at least six months and having a value equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount that the Committee determines, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined for these purposes. For these purposes, the value of the Shares to be withheld or delivered will be equal to the Market Value as of the date that the taxes are required to be withheld.

     21. DEFERRALS. Notwithstanding any other provision of the Plan, the Committee may permit (upon timely election by the Participant) or require a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option, the lapse or waiver of restrictions with respect to Restricted Shares, or the satisfaction of any requirements or goals with respect to Performance Units or Performance Shares. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

     22. TERMINATION, AMENDMENT AND MODIFICATION OF PLAN. The Board may at any time terminate, and may at any time and from time to time and in any respect amend or modify the Plan; provided, however, that to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or Code section 422 (or any other applicable law or regulation, including requirements of any stock exchange or quotation system on which the Company's common stock is listed or quoted), shareholder approval of any Plan amendment will be obtained in the manner and to the degree as is required by the applicable law or regulation; and provided further, that no termination, amendment or modification of the Plan will in any manner affect any Award theretofore granted pursuant to the Plan without the consent of the Participant to whom the Award was granted or the transferee of the Award.

     23. EFFECTIVE DATE AND TERM OF PLAN. The Plan will become effective upon its adoption by the Board of Directors and shareholders of the Company. Unless sooner terminated pursuant to Section 22, no further Awards may be made under the Plan after ten (10) years from the effective date of the Plan.

     24. GOVERNING LAW. The Plan and Award Agreements will be construed in accordance with and governed by the internal laws of the State of Indiana.

     25. REPRICING OF OPTIONS. Nothing in this Plan shall permit the repricing of any outstanding options other than (a) with the prior approval of the Company's shareholders, or (b) pursuant to Sections 14 and 15. The foregoing restriction shall also apply to any other transaction which would be treated as a repricing of outstanding options under generally accepted accounting principles.


                                            ADOPTED BY THE BOARD OF DIRECTORS OF
                                            INTEGRA BANK CORPORATION
                                            AS OF FEBRUARY 19, 2003


                                            ADOPTED BY THE SHAREHOLDERS OF
                                            INTEGRA BANK CORPORATION
                                            AS OF APRIL __, 2003

[LOGO] INTEGRA BANK CORPORATION
       21 S.E. Third Street, P.O. Box 868, Evansville, Indiana  47705-0868






Your Account Number is:                             Your PIN is:

                  - Please detach and return bottom portion. -

   YOU ARE NOW ABLE TO CAST YOUR VOTE BY USING THE INTERNET. INSTRUCTIONS FOR
VOTING ARE LISTED BELOW. YOUR ACCOUNT NUMBER AND PIN FOR VOTING IS NOTED ABOVE.

                            YOUR VOTE IS IMPORTANT!

--------------------------------------------------------------------------------
                                VOTE BY INTERNET

Have your Proxy Card available when you access the website http://www.integrabank.com. You will be prompted to enter your Account Number and PIN and then you can follow the simple prompts that will be presented to you to record your vote.

                           http://www.integrabank.com
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  VOTE BY MAIL

Please mark, sign and date your Proxy Card and return it in the postage-paid envelope provided or return it to: Integra Bank Corporation, Trust Services,
P.O. Box 868, Evansville, Indiana 47705-0868. Return your Proxy in the postage-paid envelope provided
--------------------------------------------------------------------------------

IF YOU DO NOT VOTE BY INTERNET, PLEASE SIGN AND DATE THIS PROXY CARD AND RETURN
IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE
REPRESENTED AT THE ANNUAL MEETING OF SHAREHOLDERS. IN THEIR DISCRETION, THE
PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME
BEFORE THE MEETING. THIS PROXY WHEN EXECUTED WILL BE VOTED IN THE MANNER
DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS
PROXY WILL BE VOTED FOR PROPOSAL 1, 2 AND 3. ALL FORMER PROXIES ARE HEREBY
REVOKED.

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
Please sign exactly as name appears below.     Joint owners should both sign. Trustees, corporate officers and others signing in a representative capacity should indicate the capacity in which they sign.

                                               DATED ___________________________________________, 2003

                                               _______________________________________________________
                                               Signature

                                               _______________________________________________________
                                               Signature, if held jointly

                                               _______________________________________________________
                                               Daytime Telephone Number

Number of Shares Voted

                                               See reverse for more information.


                                                                            DIRECTIONS TO THE CENTRE IN EVANSVILLE

INTEGRA BANK CORPORATION
ANNUAL MEETING OF THE SHAREHOLDERS
Wednesday, April 16, 2003                                                              [MAP GRAPHIC]

The Centre, 715 Locust Street, Evansville, Indiana
Ballroom B,C,D


8:30 a.m. CDT - Continental Breakfast                                    Free parking is available in parking lot at
9:30 a.m. CDT - Shareholders' Meeting                                            Ninth and Locust Streets




                  - Please detach and return bottom portion. -

                      VOTE 24 HOURS A DAY, 7 DAYS A WEEK!

    Your Internet vote MUST BE RECEIVED BY 11:59 P.M. EDT ON APRIL 15, 2003, to be counted in the final tabulation.

          Your Account Number and PIN is printed on the reverse side.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed, dated and returned your proxy card.


                         [LOGO] INTEGRA BANK CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints D. Michael Kramer and Martin M. Zorn, Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as below, all the shares of Common Stock of Integra Bank Corporation held of record by the undersigned on February 21, 2003, at the Annual Meeting of Shareholders to be held on April 16, 2003, or any adjournment thereof.

Please mark an X in one box under each item.

1.   ELECTION OF DIRECTORS -- CLASS II (term to expire 2006)

         [ ] FOR all nominees listed below                       [ ] WITHHOLD AUTHORITY
             (except as marked to the contrary below)                to vote for all nominees listed below

INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.

         [ ] Sandra Clark Berry     [ ] Thomas W. Miller         [ ] Richard M. Stivers       [ ] Michael T. Vea

2.   To adopt the Integra Bank Corporation 2003 Stock Option and Incentive Plan.

         [ ] FOR                    [ ] AGAINST                  [ ] ABSTAIN

3.   To approve the appointment of PricewaterhouseCoopers, LLP as the Corporation's auditors for 2003.

         [ ] FOR                    [ ] AGAINST                  [ ] ABSTAIN

4.   The Proxies are authorized to vote in accordance with the recommendations of the Board of Directors upon such other business as may properly come before the Meeting.

ANNUAL MEETING

[ ] Please mark here if you plan to attend the Annual Meeting of Shareholders on April 16, 2003.
